Exhibit 10.4

This instrument was prepared by
and after recording, return to:
Susan E. Foxworth, Esq.
King & Spalding LLP
1180 Peachtree Street
Atlanta, Georgia 30309

This space reserved for Recorder’s use only.

Macon County, Illinois

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF
LEASES AND RENTS, FINANCING STATEMENT AND
FIXTURE FILING
BY
AKORN, INC.
Mortgagor,
TO
GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent and Mortgagee,
Relating to Premises in:
Macon County, Illinois
DATED: As of January 7, 2009

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF
LEASES AND RENTS, FINANCING STATEMENT AND FIXTURE FILING
          THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, FINANCING STATEMENT AND FIXTURE FILING (“Mortgage”) is made as of January 7, 2009, by AKORN, INC., a Louisiana corporation, with an office at 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045 (“Mortgagor”), to GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, with an office at 500 West Monroe, Chicago, Illinois 60661, as secured party, in its capacity as agent on behalf of itself as a Lender and for the Lenders, as hereinafter defined (together with any successors or assigns in such capacity, the “Agent” or “Mortgagee”).
I.
RECITALS
          WHEREAS, Mortgagor is the owner and holder of fee simple title in and to all of that certain real property located in Illinois (the “State”), and more fully described in Exhibit A attached hereto (the “Premises”), which Premises forms a portion of the Property described below;
          WHEREAS, on the date hereof, Mortgagor entered into that certain Credit Agreement (as the same may be further amended, restated, modified or otherwise supplemented and in effect from time to time, hereinafter the “Credit Agreement”), by and among Mortgagor and Akorn (New Jersey), Inc. (collectively, “Borrowers”), each of the other persons party thereto that are designated as credit parties, General Electric Capital Corporation, for itself, as a Lender, as L/C Issuer, Swingline Lender and as the agent for all the Lenders, and each of the other financial institutions from time to time party thereto (collectively, the “Lenders”), under which the Lenders agreed to make available to Borrowers certain loans and other financial accommodations;
          WHEREAS, Mortgagor wishes to provide further assurance and security to the Agent and the Lenders and as a condition to the Agent and the Lenders executing the Credit Agreement, the Agent and the Lenders are requiring that Mortgagor grant to the Agent, on behalf of the Lenders, a security interest in and a first mortgage lien upon the Property (as hereinafter defined), subject to the Permitted Liens (as such term is defined in the Credit Agreement), to secure all of Mortgagor’s obligations under the Credit Agreement, this Mortgage and the Loan Documents (as such term is defined in the Credit Agreement). All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Credit Agreement.
II.
THE GRANT

          NOW, THEREFORE, in order to secure the payment of the obligations of Mortgagor under the Credit Agreement, this Mortgage and the other Loan Documents that may now or hereafter become owing from Mortgagor to Mortgagee and the Lenders (the “Secured Indebtedness”), and in consideration of Ten and No/100 Dollars ($10.00) in hand paid by Mortgagee to Mortgagor, the Recitals above stated, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby GRANTS, BARGAINS, SELLS, ASSIGNS, RELEASES, ALIENS, TRANSFERS, WARRANTS, DEMISES, CONVEYS and MORTGAGES to Mortgagee and its successors and assigns (for the benefit of the Lenders) forever (and grants to Mortgagee and its successors and assigns (for the benefit of the Lenders) forever a continuing security interest in and to all of Mortgagor’s estate, right, claim and interest in and to the Premises, together with all of Mortgagor’s estate, right, claim and interest in and to the following described property, all of which other property is pledged primarily on a parity with the Premises and not secondarily (the Premises and the following described rights, interests, claims and property are collectively referred to as the “Property”):
     (a) all buildings, structures and other improvements of every kind and description now or hereafter erected, situated, or placed upon the Premises (the “Improvements”), together with any and all personal property now or hereafter owned by Mortgagor and located in or on, forming part of, attached to, used or intended to be used in connection with, or incorporated in any such Improvements, including all extensions of, additions to, betterments, renewals of, substitutions for and replacements for any of the foregoing;
     (b) all claims, demands, rights, title and interest of Mortgagor now owned or hereafter acquired, including without limitation, any after-acquired title, franchise, license, remainder or reversion, in and to any and all (i) land or vaults lying within the right-of-way of any street, avenue, way, passage, highway, or alley, open or proposed, vacated or otherwise, adjoining the Premises; (ii) alleys, sidewalks, streets, avenues, strips and gores of land belonging, adjacent or pertaining to the Premises or the Improvements; (iii) storm and sanitary sewer, water, gas, electric, railway and telephone services relating to the Premises and the Improvements; (iv) development rights, air rights, water, water rights, water stock, gas, oil, minerals, coal and other substances of any kind or character underlying or relating to the Premises or any part thereof; and (v) tenements, hereditaments, easements, appurtenances, other rights, liberties, reservations, allowances and privileges relating to the Premises or the Improvements or in any way now or hereafter appertaining thereto, including homestead and any other claims at law or in equity;
     (c) all right, title and interest of Mortgagor in any and all leases, subleases, management agreements, arrangements, concessions or agreements, written or oral, relating to the use and occupancy of the Premises or the Improvements or any portion thereof, now or hereafter existing or entered into (collectively “Leases”);
     (d) all rents, issues, profits, royalties, revenue, advantages, income, avails, claims against guarantors, all cash or security deposits, advance rentals, deposits or payments given and other benefits now or hereafter derived directly or indirectly from the

Premises and Improvements under the Leases or otherwise (collectively “Rents”), subject to the right, power and authority granted to Mortgagee pursuant to Section 3.8 hereof;
     (e) all right, title and interest of Mortgagor in and to all options to purchase or lease the Premises or the Improvements or any portion thereof or interest therein, or any other rights, interests or greater estates in the rights and properties comprising the Property now owned or hereafter acquired by Mortgagor;
     (f) any interests, estates or other claims of every name, kind or nature, both in law and in equity, which Mortgagor now has or may acquire in the Premises and Improvements or other rights, interests or properties comprising the Property now owned or hereafter acquired;
     (g) all rights of Mortgagor to any and all plans and specifications, designs, drawings and other matters prepared for any construction on the Premises or regarding the Improvements;
     (h) all rights of Mortgagor under any contracts executed by Mortgagor with any provider of goods or services for or in connection with any construction undertaken on or services performed or to be performed in connection with the Premises or the Improvements;
     (i) all right, title and interest of Mortgagor in and to all tangible personal property (“Personal Property”) now or hereafter owned by Mortgagor and located in, on or at the Premises or the Improvements and used or useful in connection therewith, including, without limitation:
     (i) all building materials and equipment located upon the Premises and intended for construction, reconstruction, alteration, repair or incorporation in or to the Improvements now or hereafter to be constructed thereon, whether or not yet incorporated in such Improvements (all of which shall be deemed to be included in the Property upon delivery thereto);
     (ii) all machines, machinery, fixtures, apparatus, equipment or articles used in supplying heating, gas, electricity, air-conditioning, water, light, power, plumbing, sprinkler, waste removal, refrigeration, ventilation, and all fire sprinklers, alarm systems, protection, electronic monitoring equipment and devices;
     (iii) all window, structural, maintenance and cleaning equipment and rigs; and
     (iv) all Fixtures now or hereafter owned by Mortgagor and attached to or contained in and used or useful in connection with the Premises or the Improvements; and
     (j) all the estate, interest, right, title or other claim or demand which the Mortgagor now has or may hereafter have or acquire with respect to (i) proceeds of insurance in effect with respect to the Property and (ii) any and all awards, claims for damages, judgments, settlements and other compensation made for or consequent upon the taking by condemnation, eminent domain or any like proceeding, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Property, including, without limitation, any awards and compensation resulting from a change of grade of streets and awards and compensation for severance damages (collectively “Awards”).
          TO HAVE AND TO HOLD the Property hereby mortgaged and conveyed or so intended, unto the Mortgagee, its successors and assigns, forever, for the uses and purposes herein set forth, subject, however, only to the Permitted Liens.
          The Mortgagor hereby covenants with the Mortgagee: (i) that at the execution and delivery hereof, Mortgagor owns the Property and has good, indefeasible fee simple estate therein; (ii) that the Property is free from all encumbrances and exceptions to title (and any claim of any other person) other than Permitted Liens, (iii) that it has good and lawful right to sell, mortgage and convey the Property; and (iv) that Mortgagor and its successors and assigns shall forever warrant and defend the Property against all claims and demands whatsoever, other than those arising from Permitted Liens.
III.
GENERAL AGREEMENTS
     3.1 Payment of Indebtedness. Mortgagor shall pay promptly and when due all amounts owing by Mortgagor in respect of the Secured Indebtedness at the times and in the manner provided in the Credit Agreement, the Notes, this Mortgage, or any of the other Loan Documents.
     3.2 Impositions. Except as otherwise permitted under Section 4.7 of the Credit Agreement, Mortgagor shall pay prior to delinquency, all general taxes, special taxes, special assessments, water charges, sewer charges, and any other charges, fees, taxes, claims, levies, expenses, liens and assessments, ordinary or extraordinary, governmental or nongovernmental, statutory or otherwise (all of the foregoing being herein collectively referred to as “Impositions”), that may be asserted against the Property or any part thereof or Mortgagor’s interest therein.
     3.3 Payment of Impositions by Mortgagee. Upon the occurrence and during the continuance of an Event of Default (as hereinafter defined), Mortgagee is hereby authorized to make or advance, in the place and stead of Mortgagor, any payment relating to Impositions. Mortgagee may do so according to any bill, statement, or estimate procured from the appropriate public office without inquiry into the accuracy or the validity of any Impositions, lien, sale, forfeiture, or related title or claim. Mortgagee is further authorized to make or advance, in place of Mortgagor, unless such matter is being properly contested by Mortgagor in accordance with Section 4.7 of the Credit Agreement, any payment relating to any apparent or threatened adverse title, lien, statement of lien, encumbrance, claim, charge, or payment otherwise relating to any other purpose herein and hereby authorized, but not enumerated in this Section 3.3, whenever, in Mortgagee’s judgment and discretion, such advance is necessary to protect the full security intended to be created by this Mortgage. All such advances and indebtedness authorized by this Section 3.3 shall constitute Secured Indebtedness and shall be repayable by Mortgagor upon demand with interest at the rate set forth under Section 1.3(c) of the Credit Agreement.
     3.4 Condemnation and Eminent Domain. Mortgagor shall give Mortgagee prompt notice of all proceedings, instituted or threatened, seeking condemnation or a taking by eminent domain or like process (herein collectively called “Taking”), of all or any part of the Property or any related easement or appurtenance, and shall deliver to Mortgagee copies of any and all papers served upon Mortgagor in connection with any such proceeding. Mortgagee (or, after entry of decree of foreclosure, the purchaser at the foreclosure sale or decree creditor, as the case may be) is hereby authorized at its option to participate in such proceeding and, upon the occurrence and during the continuance of an Event of Default, control the same and to be represented therein by counsel of its own choice, and Mortgagor will deliver, or cause to be delivered to Mortgagee such instruments as may be requested by it from time to time to permit such participation or control. Mortgagor hereby assigns, transfers and sets over unto Mortgagee the entire proceeds of any and all Awards resulting from any Taking. Mortgagee is hereby authorized to collect and receive from the condemnation authorities all Awards and is further authorized to give appropriate receipts and acquittances. Such Award or payment, less the amount of any expenses incurred in litigating, arbitrating, compromising, or settling any claim arising out of a Taking, shall be applied in the same manner as if they were proceeds from a casualty loss covered by insurance in accordance with Section 4.6 of the Credit Agreement and in accordance with Section 3.5 hereafter.
     3.5 Restoration. In the event there shall be casualty loss or a Taking, and Mortgagee elects to cause the applicable insurance proceeds or Award to be applied to restore, repair or replace the Property (“Restoration”), Mortgagee shall disburse such insurance proceeds or Award in accordance with disbursement procedures reasonably acceptable to Mortgagee, including, without limitation, such procedures as are customarily utilized by construction lenders to insure the lien free completion of construction projects. No such insurance proceeds or Award shall be disbursed unless the following conditions are satisfied promptly upon the occurrence of the casualty loss or Taking (but in no event later than one hundred eighty (180) days following such occurrence):
          (a) Mortgagee shall have received and approved complete plans and specifications for the Restoration;
          (b) Mortgagee shall have received and approved a construction contract for the work of Restoration with a contractor reasonably acceptable to Mortgagee;
          (c) Mortgagee shall have received copies of all permits and approvals required in connection with the Restoration to be issued prior to the commencement of the Restoration; and
          (d) Mortgagee shall be satisfied that the amount of the insurance proceeds or Award actually received, together with such funds as may be available, if any, under the Credit Agreement and as Mortgagor requests be reserved for such purpose, are sufficient to pay all costs of the Restoration (as evidenced by a cost estimate prepared by an architect or engineer reasonably acceptable to Mortgagee).
     3.6 Maintenance of Property. Mortgagor shall:
          (a) subject to Section 3.5 hereof, promptly repair, restore, replace or rebuild any material portion of the Property which may become damaged, destroyed, altered, removed, severed, or demolished, with replacements at least equal in quality and condition as previously existed, free from any security interest in, encumbrances on or reservation of title thereto except the lien of this Mortgage and Permitted Liens;
          (b) keep the Property in good condition and repair, without waste, and free from mechanics’, materialmen’s or like liens or claims except for Permitted Liens and liens which have been properly bonded with the appropriate judicial or other authority in accordance with the terms of the Credit Agreement; and
          (c) not make any material alterations in the Property, except as required by law or municipal ordinance or in the ordinary course of business or as otherwise may reasonably be necessary in light of Mortgagee’s business activities conducted in accordance with the Credit Agreement.
     3.7 Prohibited Liens; Prohibited Transfers.
          (a) Except as otherwise permitted in Section 5.1 of the Credit Agreement, Mortgagor shall not create, suffer, or permit to be created or filed against the Property any Lien superior or inferior to the lien created by this Mortgage.
          (b) Except as otherwise provided in Section 5.2 of the Credit Agreement, Mortgagor may not sell, lease or convey all or any part of the Property or any interest therein.
     3.8 Assignment of Leases and Rents. (a) All right, title, and interest of Mortgagor in and to all Leases and Rents are hereby transferred and assigned simultaneously herewith to Mortgagee. Although it is the intention of the parties that the assignment contained in this paragraph shall be a present assignment, it is expressly understood and agreed, anything to the contrary notwithstanding, that Mortgagee shall not exercise any of the rights or powers conferred upon it by this paragraph until an Event of Default shall exist and be continuing under this Mortgage.
          (b) Following the occurrence of an Event of Default and during the continuance thereof, (a) Mortgagee shall have the rights and powers as are provided herein, (b) this Mortgage shall constitute a direction to each lessee under the Leases and each guarantor thereof to pay all Rents directly to Mortgagee without proof of the Event of Default, and (c) Mortgagee shall have the authority, as Mortgagor’s attorney-in-fact (such authority being coupled with an interest and irrevocable), to sign the name of Mortgagor and to bind Mortgagor on all papers and documents relating to the operation, leasing and maintenance of the Property.
          (c) If Mortgagor, as lessor under any Lease, shall neglect or refuse to perform, observe and keep all of the covenants, provisions and agreements contained in such Lease, then Mortgagee may perform and comply with any such Lease covenants, agreements and provisions. All reasonable costs and expenses incurred by Mortgagee in complying with such covenants, agreements, and provisions shall constitute Secured Indebtedness and shall be payable upon demand with interest payable at the rate set forth under Section 1.3(c) of the Credit Agreement.
          (d) Mortgagee shall not be obligated to perform or discharge any obligation, duty or liability under any Lease, and Mortgagor shall and does hereby agree, except to the extent of Mortgagee’s gross negligence or willful misconduct, to indemnify and hold the Mortgagee harmless of and from any and all liability, loss or damage which it may or might incur under any Lease or under or by reason of their assignments and of and from any and all claims and demands whatsoever which may be asserted against it by reason of alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in such Lease. Should Mortgagee incur any such liability, loss or damage under any Lease or under or by reason of its assignment to Mortgagee, or in the defense of any claims or demands, the amount thereof, including costs, expenses and reasonable attorneys’ fees, shall constitute Secured Indebtedness and shall be payable upon demand with interest payable at the rate set forth under Section 1.3(c) of the Credit Agreement.
     3.9 Uniform Commercial Code. (a) This Mortgage constitutes a Security Agreement as that term is used in the Uniform Commercial Code in the State (the “Code”) with respect to any part of the Property which may or might now or hereafter be or be deemed to be personal property, fixtures or property other than real estate (including all replacements thereof, additions thereto and substitutions therefor) (collectively, the “Personal Property Collateral”). Mortgagor hereby grants to Mortgagee a security interest in and to all Personal Property Collateral to secure the payment of the Secured Indebtedness.
          (b) At any time after an Event of Default has occurred and shall be continuing, Mortgagee shall have the remedies of a secured party under the Code, including without limitation the right to take immediate and exclusive possession of the Personal Property Collateral or any part thereof. The remedies of Mortgagee hereunder are cumulative and the exercise of any one or more of the remedies provided for herein or under the Code shall not be construed as a waiver of any of the other remedies of the Mortgagee, including having the Personal Property Collateral deemed part of the realty upon any foreclosure so long as any part of the Secured Indebtedness remains unsatisfied.
          (c) This Mortgage is intended to be a “fixture filing” for purposes of the Code with respect to the items of Property which are or may become fixtures relating to the Premises upon recording of this Mortgage in the real estate records of the proper office. The addresses of Mortgagor (Debtor) and Mortgagee (Secured Party) are set forth on the first page hereof.
          (d) The Mortgagor hereby directs that the Mortgagee shall cause to be recorded in the County in which the Premises are located, as well as with the applicable offices of the State, such financing statements and fixture filings as shall be necessary in order to perfect and preserve the priority of Mortgagee’s lien upon the Personal Property Collateral.
     3.10 Releases.
          Without notice and without regard to the consideration therefor, and to the existence at that time of any inferior liens, Mortgagee may release from the lien created hereby all or any part of the Property, or release from liability any person obligated to repay any of the Obligations, without affecting the liability of any party to any of the Notes, this Mortgage, or any of the other Loan Documents (including without limitation any guaranty given as additional security) and without in any way affecting the priority of the lien created hereby. Mortgagee may agree with any liable party to extend the time for payment of any part or all of the Obligations. Such agreement shall not in any way release or impair the lien created by this Mortgage or reduce or modify the liability of any person or entity obligated personally to repay the Obligations, but shall extend the lien created by this Mortgage as against the title of all parties having any interest in the Property.
     3.11 Further Assurances.
          Mortgagor agrees that, upon the request of Mortgagee from time to time, it will, at Mortgagor’s sole cost and expense, execute, acknowledge and deliver all such additional instruments and further assurances of title and will do or cause to be done all such further acts and things as may reasonably be necessary to fully effectuate the intent of this Mortgage. In the event that Mortgagor shall fail to do any of the foregoing, Mortgagee may, in its sole discretion, do so in the name of Mortgagor, and Mortgagor hereby appoints Mortgagee as its attorney-in-fact to do any of the foregoing.
IV.
EVENT OF DEFAULT AND REMEDIES
     4.1 Event of Default.
          The occurrence of an “Event of Default,” as such term is defined in the Credit Agreement, shall constitute an “Event of Default” under this Mortgage. The Secured Indebtedness shall be subject to acceleration upon an Event of Default.
     4.2 Foreclosure and Remedies.
          Upon the occurrence and during the continuation of an Event of Default, Mortgagee shall have the right to foreclose the lien hereof for the Secured Indebtedness or any part thereof and/or exercise any right, power or remedy provided in this Mortgage or any of the other Loan Documents. In the event of any foreclosure sale, the Property may be sold in one or more parcels. Mortgagee may bid for and acquire the Property or any part thereof at any sale made under or by virtue of this Mortgage and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the purchase price the unpaid amounts due and owing in respect of any Loans, Secured Indebtedness or any other liabilities after deducting from the sales price the expenses of the sale and the costs of the action or proceedings and any other sums that Mortgagee is authorized to deduct under this Mortgage or applicable law.

     4.3 Sale of Personal Property Collateral.
          Upon the occurrence and during the continuation of an Event of Default, at the request of the Mortgagee, and to the extent permitted under applicable law, the Personal Property Collateral shall be sold concurrently with and in conjunction with a sale of the Premises, in which case the provisions of Section 4.2 hereof shall apply to the Personal Property Collateral as well as to the Premises. The Mortgagor stipulates and agrees that a sale of the Personal Property Collateral in conjunction with the Premises is a commercially reasonable manner of disposing of the Personal Property Collateral. Alternatively, upon the occurrence and during the continuation of an Event of Default, the Mortgagee may sell or otherwise dispose of the Personal Property Collateral separately and apart from the Premises in the time and manner provided by the Code. To the extent that the Code shall require prior notice of sale or other disposition of the Personal Property Collateral, twenty (20) days written notice shall be deemed to be reasonable notice. Upon the occurrence and during the continuation of an Event of Default, the Mortgagee also may (a) require the Mortgagor to, and the Mortgagor hereby agrees that the Mortgagor will at the Mortgagor’s expense and upon request of the Mortgagee forthwith, assemble all or part of the Personal Property Collateral as directed by the Mortgagee and make it available to the Mortgagee at a place to be designated by the Mortgagee which is reasonably convenient to the parties; and (b) sell the Personal Property Collateral or any part thereof in one or more parcels at public or private sale for cash or credit or for future delivery, and at such price or prices and upon such other terms as are commercially reasonable. The Mortgagee shall not be obligated to make any sale of the Personal Property Collateral regardless of a notice of sale having been given. The Mortgagee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
     4.4 Remedies Cumulative and Non-Waiver. (a) No remedy or right of Mortgagee hereunder or under the Notes, or any of the Loan Documents or otherwise, or available under applicable law, shall be exclusive of any other right or remedy. Each such remedy or right shall be in addition to every other remedy or right now or hereafter existing under any such document or under applicable law. No delay in the exercise of, or omission to exercise, any remedy or right accruing on the occurrence of any Event of Default shall impair any such remedy or right or be construed to be a waiver of any such Event of Default or an acquiescence therein, nor shall it affect any subsequent Event of Default of the same or a different nature, nor shall it extend or affect any grace period. Every remedy or right may be exercised concurrently or independently, when and as often as may be deemed expedient by the Mortgagee. All obligations of the Mortgagor, and all rights, powers and remedies of the Mortgagee shall be in addition to, and not in limitation of, those provided by law or in the Notes or contained in any of the Loan Documents or any other written agreement or instrument relating to any of the Secured Indebtedness or any security therefor.
          (b) Mortgagee may elect to subordinate this Mortgage to all or only selected Leases, as determined or selected by Mortgagee in its sole and absolute discretion, and to foreclose this Mortgage subject to all Leases or such selected Leases. However, Mortgagee’s election not to foreclose this Mortgage subject to all Leases or selected Leases will not be, or be asserted by Mortgagor to be, a defense to any proceedings instituted by Mortgagee to collect the indebtedness hereby secured or to collect any deficiency remaining unpaid after the foreclosure sale of the Property or any portion thereof. Otherwise, any foreclosure sale of the Property or any portion thereof pursuant to this Mortgage, without further notice, shall create the relation of landlord and tenant at sufferance between the purchaser and Mortgagor or any person holding possession of the Property through Mortgagor. Upon the failure of Mortgagor or any such person to surrender such possession immediately upon the purchaser’s written request, Mortgagor or such person may be removed by a writ of possession obtained by the purchaser in any court then having jurisdiction and venue
     4.5 Expenses.
          In any proceeding to foreclose or partially foreclose the lien of this Mortgage, there shall be allowed and included, as additional indebtedness in the judgment or decree resulting therefrom, all expenses paid or incurred by or on behalf of Mortgagee in the protection of the Property and the exercise of Mortgagee’s rights and remedies hereunder, which expenses may be estimated as to items to be expended after entry of any judgment or decree of foreclosure. Such expenses shall include: reasonable attorney’s fees, appraiser’s fees, outlays for documentary and expert evidence, stenographer’s charges, publication costs, survey costs, and costs of procuring all abstracts of title, title searches and examinations, title insurance policies, and any similar data and assurances with respect to title to the Property as Mortgagee may deem reasonably necessary either to prosecute any such proceeding or to evidence to bidders at any sale pursuant to such decree the true condition of the title to or value of the Premises or the Property. All such expenses shall be due and payable by Mortgagor upon demand with interest thereon at the rate set forth under Section 1.3(c) of the Credit Agreement.
     4.6 Mortgagee’s Performance of Mortgagor’s Obligations.
          Following the occurrence of an Event of Default and during the continuance thereof, Mortgagee, either before or after acceleration of the Secured Indebtedness or the foreclosure of the lien hereof and during the period of redemption, if any, may, but shall not be required to (a) make any payment or perform any act herein, in the Notes or any other Loan Document which is required of Mortgagor (whether or not Mortgagor is personally liable therefor) in any form and manner deemed expedient to Mortgagee; (b) make full or partial payments of principal or interest on any permitted prior mortgage or encumbrance and purchase, discharge, compromise or settle any tax lien or other prior lien on title or claim thereof, or redeem from any tax sale or forfeiture affecting the Premises, or contest any Impositions; and (c) complete construction, furnishing and equipping of the Improvements upon the Premises and rent, operate and manage the Premises and such Improvements and pay operating costs and expenses, including management fees, of every kind and nature in connection therewith, so that the Premises and Improvements shall be operational and usable for their intended purposes. All monies paid for any of the purposes herein authorized, and all expenses paid or incurred in connection therewith, including reasonable attorneys’ fees, shall constitute Secured Indebtedness, and shall become due and payable upon demand and with interest thereon at the rate set forth under Section 1.3(c) of the Credit Agreement. Mortgagee, in making any payment hereby authorized: (x) for the payment of Impositions, may do so according to any bill or statement, without inquiry into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof; (y) for the purchase, discharge, compromise or settlement of any other prior lien, may do so without inquiry as to the validity or amount of any claim or lien which may be asserted; or (z) for the completion of construction, furnishing or equipping of the Improvements or the Premises or the rental, operation or management of the Premises or the payment of operating cost and expenses thereof, may do so in such amounts and to such persons as Mortgagee may deem appropriate and may enter into such contracts therefor as Mortgagee may deem appropriate or may perform the same itself.
     4.7 Right of Possession.
          Following the occurrence of an Event of Default and during the continuance thereof, Mortgagor shall, immediately upon Mortgagee’s demand, surrender to Mortgagee, and Mortgagee shall be entitled to take actual possession of the Property or any part thereof, personally or by its agent or attorneys. Mortgagee may enter upon and take and maintain possession or may apply to the court in which a foreclosure is pending to be placed in possession of all or any part of the Property, together with all documents, books, records, papers, and accounts of Mortgagor or the then owner of the Property relating thereto. Mortgagee may exclude Mortgagor, such owner, and any agents and servants from the Property. As attorney-in-fact or agent of Mortgagor or such owner, or in its own name Mortgagee may hold, operate, manage, and control all or any part of the Property, either personally or by its agents. Mortgagee shall have full power to use such measures, legal or equitable, as it may deem proper or necessary to enforce the payment or security of the rents, issues, deposits, profits, and avails of the Property, including actions for recovery of rent, actions in forcible detainer, and actions in distress for rent, all without notice to Mortgagor.
     4.8 Application of Income Received by Mortgagee.
          Mortgagee, in the exercise of the rights and powers hereinabove conferred upon it, shall have full power to use and apply the avails, rents, issues and profits of the Property to the payment of or on account of the following, in such order as Mortgagee may determine: (i) to the payment of the operating expenses of the Property including cost of management thereof, established claims for damages, if any, and premiums on insurance hereinabove authorized; (ii) to the payment of taxes and special assessments now due or which may hereafter become due on the Premises; (iii) to all other items which may under the terms hereof constitute Secured Indebtedness additional to that evidenced by the Notes, with interest thereon as provided herein or in the other Loan Documents; and (iv) to all principal and interest remaining unpaid on the Notes.
     4.9 Appointment of Receiver. If an Event of Default has occurred and is continuing, to the full extent permitted by law, Mortgagee, without regard to the value, adequacy or occupancy of the Property as security for the Secured Indebtedness, shall be entitled as a matter of right if it so elects to the appointment of a receiver (“Receiver”), either ex parte, to the extent permitted by applicable law, or upon prior notice to Mortgagor, to enter upon and take possession of the Property, and to collect and apply the Rents in the manner it deems appropriate or as the court otherwise may direct. Any such Receiver shall have all the usual powers and duties of receivers in similar cases. This Mortgage shall secure the expenses, including without limitation Receiver’s fees, attorney’s fees, costs and agent’s compensation, which are incurred pursuant to the powers herein contained. The right to enter, take possession of, manage and operate the Property, and collect the Rents, whether by Receiver or otherwise, shall be cumulative to any other right or remedy and may be exercised concurrently therewith or independently thereof. Mortgagee or Receiver, as the case may be, shall be liable to account only for such rents, income and other benefits actually received by Mortgagee or Receiver. Notwithstanding the appointment of Receiver or any other custodian, Mortgagee shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by, or payable or deliverable under the terms of this Mortgage to, Mortgagee and/or the Lenders.
     4.10 Rescission of Notice of Default. Mortgagee (on behalf of the Lenders) may from time to time rescind any notice of default or notice of sale before any foreclosure sale as provided above, by executing and delivering to Mortgagor a written notice of such rescission, which such notice, when recorded, shall also constitute a cancellation of any prior declaration of default and demand for sale. The exercise by Mortgagee of such right of rescission shall not constitute a waiver of any breach or default then existing or subsequently occurring, or impair the right of Mortgagee to execute and deliver to Mortgagor, as above provided, other declarations or notices of default to satisfy the obligations of this Mortgage or the obligations secured hereby, nor otherwise affect any provision, covenant or condition of any Loan Document or any of the rights, obligations or remedies of Mortgagee or the Lenders hereunder or thereunder.
     4.11 Application of Proceeds of Foreclosure Sale. The proceeds of any foreclosure sale of the Property shall be distributed and applied in the following order of priority: first, to all costs and expenses incident to the foreclosure proceedings, including all such items as are mentioned in Section 4.5 above; second, to all other items which may under the terms hereof constitute Secured Indebtedness additional to that evidenced by the Notes, with interest thereon as provided herein or in the other Loan Documents; third, to all principal and interest remaining unpaid on the Notes; and fourth, any surplus to Mortgagor, its successors or assigns, as their rights may appear or to any other party legally entitled thereto.
     4.12 Insurance Upon Foreclosure. In case of an insured loss after foreclosure proceedings have been instituted, the proceeds of any insurance policy or policies, if not applied in repairing, restoring, replacing or rebuilding any portion of the Property, shall be used to pay the amount due in accordance with any decree of foreclosure that may be entered in any such proceedings, and the balance, if any, shall be paid as the court may direct. In case of the foreclosure of this Mortgage, the court in its judgment may provide that the judgment creditor may cause a new or additional loss clause to be attached to each of said policies making the loss thereunder payable to said judgment creditor; and any such foreclosure judgment may further provide, unless the right of redemption has been waived, that in case of redemption under said judgment, then, and in every such case, the redemptory may cause the preceding loss clause attached to each insurance policy to be canceled and a new loss clause to be attached thereto, making the loss thereunder payable to such redemptory.
     4.13 Waiver of Statutory Rights. Mortgagor shall not apply for or avail itself of any appraisement, valuation, redemption, stay, extension, or exemption laws, or any so-called “moratorium laws,” now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, and Mortgagor hereby waives the benefit of such laws. Mortgagor, for itself and all who may claim through or under it, waives any and all rights to have the Property and estates comprising the Property marshaled upon any foreclosure of the lien of this Mortgage, and agrees that any court having jurisdiction to foreclose such lien may order the Property sold in its entirety. Mortgagor further waives any and all rights of homestead, dower, elective or distributive share and redemption from foreclosure and from sale under any order or decree of foreclosure of the lien created by this Mortgage, for itself and on behalf of: (i) any trust estate of which the Premises are a part; (ii) all beneficially interested persons; (iii) each and every person acquiring any interest in the Property or title to the Premises subsequent to the date of this Mortgage; and (iv) all other persons to the extent permitted by the provisions of laws of the State in which the Premises are located.
     4.14 Effect of Judgment. The obtaining of any judgment by Mortgagee and any levy of any execution under any judgment upon the Property shall not affect in any manner or to any extent the Lien of this Mortgage upon the Property or any part thereof, or any Liens, powers, rights and remedies of Mortgagee hereunder, but such Liens, powers, rights and remedies shall continue unimpaired as before until the judgment or levy is satisfied.
     4.15 Jury Trial Waiver.
          TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, MORTGAGOR AND MORTGAGEE EACH HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS MORTGAGE.
     4.16 Request for Notice. Mortgagor hereby requests a copy of any notice of default and requests that any notice of sale hereunder be mailed to Mortgagor at the address referenced in Section 5.1 hereof. Otherwise, Mortgagee is not under any obligation to notify any person or entity of any action or proceeding of any kind in which Mortgagor, and/or Mortgagee shall be a party, unless brought by Mortgagee, or of any pending sale under any other mortgage or Mortgage.
V.
MISCELLANEOUS
     5.1 Notices. Any notice or other communication required or permitted to be given under this Mortgage shall be given or sent, deemed received and otherwise governed in accordance with Section 9.2 of the Credit Agreement.
     5.2 Time of Essence. Time is of the essence of this Mortgage.
     5.3 Covenants Run with Land. All of the covenants of this Mortgage shall run with the land constituting the Premises.
     5.4 GOVERNING LAW. THIS MORTGAGE SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO

CONFLICTS OF LAW PRINCIPLES, EXCEPT TO THE EXTENT ILLINOIS LAW NECESSARILY APPLIES BECAUSE THE PROPERTY IS LOCATED IN ILLINOIS.
     5.5 Severability. If any provision of this Mortgage, or any paragraph, sentence, clause, phrase, or word, or their application, in any circumstance, is held invalid, the validity of the remainder of this Mortgage shall be construed as if such invalid part were never included.
     5.6 Non-Waiver. Unless expressly provided in this Mortgage to the contrary, no consent or waiver, express or implied, by any party, to or of any breach or default by any other party shall be deemed a consent to or waiver of the performance by such defaulting party of any other obligations or the performance by any other party of the same, or of any other, obligations.
     5.7 Attorney-in-Fact. Mortgagor hereby irrevocably appoints Mortgagee (on behalf of the Lenders) and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee’s interest, if Mortgagor shall fail to do so within twenty (20) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Fixtures, personalty, plans and property agreements in favor of the Mortgagee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the collateral, and (d) while any Event of Default exists, to perform any obligation of Mortgagor hereunder; however: (i) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (ii) any sums advanced by Mortgagee in such performance shall be added to and included in the Secured Indebtedness and shall bear interest at the rate set forth under Section 1.3(c) of the Credit Agreement; (iii) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (iv) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section. This appointment shall not terminate on the disability of the Mortgagor.
     5.8 Headings. The headings of sections and paragraphs in this Mortgage are for convenience or reference only and shall not be construed in any way to limit or define the content, scope, or intent of the provisions.
     5.9 Grammar. As used in this Mortgage, the singular shall include the plural, and masculine, feminine, and neuter pronouns shall be fully interchangeable, where the context so requires.
     5.10 Successors and Assigns. This Mortgage shall be binding upon Mortgagor, its successors, assigns, legal representatives, and all other persons or entities claiming under or through Mortgagor. The word “Mortgagee,” when used herein, shall include the Agent in its capacity as a Lender and as Agent for the Lenders, together with its successors, assigns and legal representatives.

     5.11 Counterparts. This Mortgage may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one Mortgage.
     5.12 Mortgagee in Possession. Nothing contained in this Mortgage shall be construed as constituting Mortgagee a mortgagee in possession in the absence of the actual taking of possession of the Property.
     5.13 Incorporation of Credit Agreement; No Conflicts. The terms of the Credit Agreement are incorporated by reference herein as though set forth in full detail. In the event of any conflict between the terms and provisions of Section 3.9 of this Mortgage and the Security Agreement, the terms and provisions of the Security Agreement shall control; in the event of a conflict between any other term or provision of this Mortgage and the Credit Agreement, the terms and provisions of the Credit Agreement shall control.
     5.14 Additional Provisions.
          Notwithstanding anything contained herein to the contrary:
          (a) Where any provision of this Mortgage is inconsistent with any provision of Illinois law regulating the creation or enforcement of a lien or security interest in real or personal property including, but not by way of limitation, the Illinois Mortgage Foreclosure Law (765 ILCS 5/15-1101 et seq.), as amended, modified and/or replaced from time to time, the provisions of Illinois law shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provisions of this Mortgage that can be construed in a manner consistent with Illinois law.
          (b) The term “Secured Indebtedness” as defined in this Mortgage shall include, without limitation, any judgment(s) or final decree(s) rendered to collect any money obligations of Mortgagor to Mortgagee and/or the Lenders and/or to enforce the performance or collection of all rights, remedies, obligations, covenants, agreements, conditions, indemnities, representations, warranties, and other liabilities of the Mortgagor under this Mortgage or any or all of the other Loan Documents. The obtaining of any judgment by Mortgagee and/or the Lenders (other than a judgment foreclosing this Mortgage) and any levy of any execution under any such judgment upon the Property shall not affect in any manner or to any extent the lien of this Mortgage upon the Property or any part thereof, or any liens, powers, rights and remedies of Mortgagee and/or the Lenders hereunder, but such liens, powers, rights and remedies shall continue unimpaired as before until the judgment or levy is satisfied. Furthermore, Mortgagor acknowledges and agrees that the Secured Indebtedness is secured by the Property and various other collateral at the time of execution of this Mortgage. Mortgagor specifically acknowledges and agrees that the Property, in and of itself, if foreclosed or realized upon would not be sufficient to satisfy the outstanding amount of the Secured Indebtedness. Accordingly, Mortgagor acknowledges that it is in Mortgagor’s contemplation that the other collateral pledged to secure the Secured Indebtedness may be pursued by Mortgagee in separate proceedings in the various states and counties where such collateral may be located and additionally that Mortgagor will remain liable for any deficiency judgments in addition to any amounts Mortgagee and/or the Lenders may realize on sales of other property or any other collateral given as security for the Secured Indebtedness. Specifically, and without limitation of the foregoing, it is agreed that it is the intent of the parties hereto that in the event of a foreclosure of this Mortgage, that the Secured Indebtedness shall not be deemed merged into any judgment of foreclosure, but shall rather remain outstanding to the fullest extent permitted by applicable law.
          (c) To the extent the laws of the State of Illinois limit (i) the availability of the exercise of any of the remedies set forth in this Mortgage, including without limitation the right of Mortgagee and the Lenders to exercise self-help in connection with the enforcement of the terms of this Mortgage, or (ii) the enforcement of waivers and indemnities made by Mortgagor, such remedies, waivers, or indemnities shall be exercisable or enforceable, any provisions in this Mortgage to the contrary notwithstanding, if, and to the extent, permitted by the laws in force at the time of the exercise of such remedies or the enforcement of such waivers or indemnities without regard to the enforceability of such remedies, waivers or indemnities at the time of the execution and delivery of this Mortgage.
          (d) This Mortgage secures the payment of future advances of revolving loans which may be made after the date hereof to the same extent as if such future advances were made on the date of the execution of this Mortgage, although there may be no advance made on the date of the execution of this Mortgage, and although there may be no indebtedness outstanding at the time any advance is made. The total principal amount of Secured Indebtedness secured by this Mortgage may decrease or increase from time to time but the total unpaid principal balance so secured at any one time shall not exceed One Hundred Fifty Million Dollars ($150,000,000.00), plus interest thereon, and any and all disbursements made by Mortgagee for the payment of taxes, special assessments or insurance on the Property, with interest on such disbursements. The parties hereby acknowledge and intend that all advances of the revolving loans, including future advances whenever hereafter made, shall be a lien from the time this Mortgage is recorded.
          (e) This Mortgage secures, among other obligations, a revolving line of credit pursuant to the terms and conditions of the Credit Agreement, under the terms of which funds may be advanced, paid back, and readvanced, PROVIDED, HOWEVER, the maximum aggregate amount secured by this Mortgage at any one time shall not exceed One Hundred Fifty Million Dollars ($150,000,000).
          (f) Even though the lien of this Mortgage shall be released from the Property subject to Article I, any of the terms and provisions of this Mortgage that are intended to survive shall nevertheless survive the release or satisfaction of this Mortgage whether voluntarily granted by Mortgagee or the Lenders, as a result of a judgment upon judicial foreclosure of this Mortgage or in the event a deed in lieu of foreclosure is granted by Mortgagor to Mortgagee and/or the Lenders.
     5.15 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Mortgage. In the event an ambiguity or question of intent or interpretation arises, this Mortgage shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of this Mortgage.
     5.16 Satisfaction of Mortgage Lien.

          If and when Mortgagor has paid all of the Secured Indebtedness and has strictly performed and observed all of the agreements, terms, conditions, provisions and warranties contained herein and in the Guaranty and in all of the Loan Documents and there exist no commitments of the Lenders under the Loan Documents which could give rise to Secured Indebtedness, Mortgagee will release the Property from the lien of this Mortgage, whether in whole or in part, in accordance with all applicable Illinois laws. When the Property has been fully released, such release will operate as a reassignment of all future Rents of the Property to the person legally entitled.
     5.17 Compliance with Applicable Law. If any provision of this Mortgage shall grant to Mortgagee (including Mortgagee acting as a mortgagee-in-possession) or a receiver appointed pursuant to the provisions of this Mortgage, any rights or remedies prior to, upon or following the occurrence of an Event of Default which are more limited than the rights that would otherwise be vested in Mortgagee or such receiver under the Illinois Foreclosure Law in the absence of said provision, Mortgagee and such receiver shall be vested with the rights granted under the Illinois Foreclosure Law to the full extent permitted by law.
     5.18 Variable Interest Rate.
          The Notes and Credit Agreement which this Mortgage secures contains a variable rate feature.
(SIGNATURE PAGE FOLLOWS)

          IN WITNESS WHEREOF, Mortgagor has duly signed and delivered this Mortgage as of the date first above written.

AKORN, INC., a Louisiana corporation

By: /s/ Jeffrey A. Whitnell
Name: Jeffrey A. Whitnell
Title: CFO

STATE OF Illinois	)
	)	SS
COUNTY OF Lake	)
          On Jan. 6th 2008, before me, the undersigned, a Notary Public in and for said State personally appeared Jeffrey A. Whitnell known to me to be the CFO of AKORN, INC., a Louisiana corporation, and acknowledged to me that such individual executed the within instrument on behalf of said corporation.
          WITNESS my hand and official seal.

/s/ J. A. Richardson
Notary Public in and for said County and State
[SEAL]
[SIGNATURE PAGE TO IL MORTGAGE]

EXHIBIT A
LEGAL DESCRIPTION
Parcel I: Part of the Southwest 1/4 of the Northwest 1/4 of Section Eighteen (18), Township Sixteen (16) North, Range Two (2) East of the 3rd P.M., described as follows: Beginning at a point 40 feet East of the Southwest Corner of the Northwest 1/4 of said Section 18, said point being on the East Right-of-way line of (Wyckles Road) County Highway 41, thence North along said East Right-of-Way line 444.4 feet, thence East 155.57 feet, thence North 280 feet, thence East 215.02 feet; thence North 220.06 feet to the South Right-of-way line of West Main Street (Old Route 36), thence Easterly along said Right-of-way line 421.15 feet, thence South 983.9 feet, thence West 798.56 feet to the point of beginning. Situated in Macon County, Illinois.
Parcel II: Part of the Southwest 1/4 of the Northwest 1/4 of Section Eighteen (18), Township Sixteen (16) North, Range Two (2) east of the 3rd P.M., described as follows: Beginning at a point on the East Right-of-Way line of County Highway 41 (Wyckles Road), 724.4 feet North and 40.0 feet East of the Southwest Corner Northwest 1/4 of Section 18, Township 16 North, Range 2 East of the 3rd P.M.; thence East 155.57 feet; thence South 280.0 feet; thence West 155.57 feet to said East Right-of-Way line; thence North along said East Right-of-Way 280.0 feet to the point of beginning. Situated in Macon County, Illinois